Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
NOVEMBER 8, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2011 THIRD QUARTER

Partnership Reports 2011 Third Quarter Net Income of $48 Million
and Adjusted Ebitda of $88 Million

Partnership Increases Quarterly Distribution to $0.375 per Unit

Partnership Updates 2011 Ebitda Outlook

OKLAHOMA CITY, OKLAHOMA, NOVEMBER 8, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced financial results for the 2011 third quarter.  Net income for the quarter totaled $48.2 million, an increase of $14.8 million, or 44%, versus the 2010 third quarter.  Net income available to limited partners for the 2011 third quarter was $47.2 million, or $0.34 per limited partner unit.  The Partnership’s adjusted ebitda for the 2011 third quarter was $88.1 million, up $29.2 million, or 50%, from 2010 third quarter adjusted ebitda of $58.9 million.  Distributable cash flow (DCF) totaled $65.6 million, an increase of $25.6 million, or 64%, compared to the 2010 third quarter.  Adjusted DCF for the 2011 third quarter was $67.8 million.  Financial terms are defined on pages two and three of this release.

Total throughput for the 2011 third quarter was 204.8 billion cubic feet (bcf) of natural gas, or 2.23 bcf per day, an increase of 41% from 2010 third quarter throughput of 1.58 bcf per day.  The increase in throughput was driven by the Haynesville Springridge gas gathering system acquired in December 2010 and strong well-connect performance in both the Barnett Shale and Mid-Continent regions.  The Partnership connected 146 new wells to its gathering systems during the 2011 third quarter, an increase of 21% compared to the 2010 third quarter.  Partnership revenue for the 2011 third quarter was $140.1 million, an increase of $40.0 million, or 40%, from 2010 third quarter revenue of $100.1 million.  Capital expenditures during the 2011 third quarter totaled approximately $110.4 million, including maintenance capital expenditures of approximately $18.5 million.

Partnership Increases Cash Distribution

On October 28, 2011, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.375 per unit for the 2011 third quarter, a $0.0125, or 3.4%, increase over the 2011 second quarter distribution.  The annualized distribution represents an 11% increase compared to the annualized distribution in the 2010 third quarter.  The distribution will be paid on November 14, 2011 to unitholders of record at the close of business on November 7, 2011.  Adjusted DCF for the 2011 third quarter of $67.8 million provided distribution coverage of 1.28 times the amount required for the Partnership to fund the distribution to both the general and limited partners.

INVESTOR CONTACT:	MEDIA CONTACTS:		CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Michael Kehs	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-2560	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Partnership Updates 2011 Financial Outlook

The Partnership is increasing its outlook of ebitda for the 12 months ending December 31, 2011 to $340 million from $332 million due to both volume and operating expense performance.  The Partnership’s projections of growth capital expenditures and maintenance capital expenditures for 2011 remain unchanged at $366 million and $74 million, respectively.

Management Comments

J. Mike Stice, Chesapeake Midstream Partners’ Chief Executive Officer, commented, “We have delivered another outstanding quarter across the board.  We are seeing the benefits of organic growth from increased well-connects resulting in solid volume growth in all regions.  Combining organic growth and continued positive performance from our Springridge acquisition with enhanced operating expense productivity, we are able to deliver impressive bottom line performance to unitholders.  As a result, I’m pleased that these operational successes are giving us the opportunity to make a positive adjustment to our 2011 ebitda outlook.”

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday morning, November 9, 2011 at 9:00 a.m. EST.  The telephone number to access the conference call is 719-325-2306 or toll-free 800-575-5790.  The passcode for the call is 1424647.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on November 9, 2011 through 12:00 p.m. EST on November 23, 2011.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 1424647.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.chkm.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda, DCF and adjusted DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership defines DCF as adjusted ebitda attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Adjusted Distributable Cash Flow.  The Partnership includes the quarterly impact of contractual minimum volume commitments that are not recognized until the fourth quarter of each year in its calculation of adjusted DCF for the purpose of calculating the distribution coverage ratio.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to throughput volumes, revenues, net income, capital expenditures, adjusted ebitda and distributable cash flow, as well as other statements concerning our business strategy and plans and objectives for future operations.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2010 Annual Report on Form 10-K.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol CHKM.  Further information is available at www.chkm.com, where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended September 30,
	2011	2010
Revenues, including revenue from affiliates (1)	$140,105	$100,060

Operating Expenses
Operating expenses, including expenses from affiliates	43,233	34,094
Depreciation and amortization expense	35,021	22,407
General and administrative expense, including expenses from affiliates	8,940	7,098
Other operating (income) expense	(40)	323

Total operating expenses	87,154	63,922

Operating income	52,951	36,138

Other Income (Expense)
Interest expense	(4,250)	(2,059)
Other income	137	34

Income before income tax expense	48,838	34,113
Income tax expense	665	699

Net income	$48,173	$33,414

Limited partner interest in net income
Net income	48,173	19,514	(2)
Less general partner interest in net income	(964)	(390)

Limited partner interest in net income	47,209	19,124

Net income per limited partner unit – basic and diluted
Common units	0.34	0.14
Subordinated units	0.34	0.14

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	69,359	69,083
Subordinated units	69,076	69,076

(1)
If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment with respect to any year, the Partnership recognizes the associated revenue in the fourth quarter of that year.

(2)	Reflective of general and limited partner interest in net income from closing of the Partnership’s initial public offering on August 3, 2010 through September 30, 2010.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Revenues, including revenue from affiliates (1)	$396,851	$296,685

Operating Expenses
Operating expenses, including expenses from affiliates	130,078	97,172
Depreciation and amortization expense	98,706	65,119
General and administrative expense, including expenses from affiliates	27,545	21,221
Other operating expense	823	256

Total operating expenses	257,152	183,768

Operating income	139,699	112,917

Other Income (Expense)
Interest expense	(9,527)	(5,876)
Other income	221	76

Income before income tax expense	130,393	107,117
Income tax expense	2,361	1,772

Net income	$128,032	$105,345

Limited partner interest in net income
Net income	128,032	19,514	(2)
Less general partner interest in net income	(2,560)	(390)

Limited partner interest in net income	125,472	19,124

Net income per limited partner unit – basic and diluted
Common units	0.91	0.14
Subordinated units	0.91	0.14

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	69,268	69,083
Subordinated units	69,076	69,076

(1)
If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment with respect to any year, the Partnership recognizes the associated revenue in the fourth quarter of that year.

(2)	Reflective of general and limited partner interest in net income from closing of the Partnership’s initial public offering on August 3, 2010 through September 30, 2010.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of September 30, 2011	As of December 31, 2010
Assets

Total current assets	$59,203	$131,487

Property, plant and equipment
Gathering systems	2,873,485	2,544,053
Other fixed assets	48,504	41,125
Less: Accumulated depreciation	(446,496)	(358,269)

Total property, plant and equipment, net	2,475,493	2,226,909

Intangible assets	161,446	172,481
Deferred loan costs, net	21,672	15,039

Total assets	$2,717,814	$2,545,916

Liabilities and Partners’ Capital

Total current liabilities	$122,414	$97,991

Long-term liabilities
Long-term debt	417,300	249,100
Other liabilities	3,911	4,257

Total long-term liabilities	421,211	253,357

Partners’ capital
Partners' capital	2,174,189	2,194,568

Total partners’ capital	2,174,189	2,194,568

Total liabilities and partners’ capital	$2,717,814	$2,545,916

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
Cash flows from operating activities
Net income	$128,032	$105,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,706	65,119
Other non-cash items	5,177	4,413
Changes in assets and liabilities
Decrease in accounts receivable	54,579	129,592
Increase in other assets	(87)	(1,608)
Increase in accounts payable	2,395	10,129
Increase (decrease) in accrued liabilities	9,692	(45,870)

Net cash provided by operating activities	298,494	267,120

Cash flows from investing activities
Additions to property, plant and equipment	(326,603)	(156,463)
Proceeds from sale of assets	1,522	4,416

Net cash used in investing activities	(325,081)	(152,047)

Cash flows from financing activities
Proceeds from credit facility borrowings	331,400	252,300
Payments on credit facility borrowings	(513,200)	(296,400)
Proceeds from issuance of common units, net of offering costs	–-	475,009
Proceeds from issuance of senior notes, net of offering costs	343,000	–-
Distribution to unitholders	(148,029)	–-
Initial public offering costs	(1,280)	–-
Debt issuance costs	(3,101)	(5,113)
Distribution to partners	–-	(231,919)
Contribution from predecessor	–-	177
Other adjustments	4	–-

Net cash provided by (used in) financing activities	8,794	(194,054)

Net increase (decrease) in cash and cash equivalents	(17,793)	309,127

Cash and cash equivalents
Beginning of period	17,816	3

End of period	$23	$309,130

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)

	Three Months Ended September 30,
	2011	2010

Net Income	$48,173	$33,414

Adjusted for:
Interest expense	4,250	2,059
Income tax expense	665	699
Depreciation and amortization expense	35,021	22,407
(Gain) loss on sale of assets	(40)	323

Adjusted EBITDA	$88,069	$58,902

Cash provided by operating activities	$92,506	69,711

Adjusted for:
Changes in assets and liabilities	(7,906)	(12,048)
Maintenance capital expenditures	(18,500)	(17,500)
Other non-cash items	(512)	(141)

Distributable cash flow	65,588	40,022

Adjusted for:
Implied minimum volume commitment	2,211	16,406

Adjusted distributable cash flow	$67,799	$56,428

Cash distribution
Limited partner units ($0.375 x 138,161,160 units)	$51,811
General partner units ($0.375 x 2,819,606 units)	1,057

Total cash distribution	$52,868

Distribution coverage ratio	1.28

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)

	Nine Months Ended September 30,
	2011	2010

Net Income	$128,032	$105,345

Adjusted for:
Interest expense	9,527	5,876
Income tax expense	2,361	1,772
Depreciation and amortization expense	98,706	65,119
Loss on sale of assets	823	256

Adjusted EBITDA	$239,449	$178,368

Cash provided by operating activities	$298,494	267,120

Adjusted for:
Changes in assets and liabilities	(66,579)	(92,243)
Maintenance capital expenditures	(55,500)	(52,500)
Other non-cash items	(883)	(99)

Distributable cash flow	175,532	122,278

Adjusted for:
Implied minimum volume commitment	7,479	47,801

Adjusted distributable cash flow	$183,011	$170,079

Full Year 2011 Outlook

Net Income	$202,000

Adjusted for:
Interest expense	14,000
Income tax expense	3,000
Depreciation and amortization expense	121,000

EBITDA	$340,000

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)

	Three Months Ended September 30,
	2011	2010

Barnett Shale
Wells connected during period	96	86
Total wells connected	2,102	1,771
Throughput, bcf per day	1.075	1.030
Approximate miles of pipe at end of period	855	700
Gas compression (horsepower) at end of period	156,260	136,565

Haynesville Shale
Wells connected during period	12	–-
Total wells connected	213	–-
Throughput, bcf per day	0.578	–-
Approximate miles of pipe at end of period	254	–-
Gas compression (horsepower) at end of period	21,970	–-

Mid-Continent
Wells connected during period	38	35
Total wells connected	2,484	2,294
Throughput, bcf per day	0.573	0.554
Approximate miles of pipe at end of period	2,402	2,190
Gas compression (horsepower) at end of period	93,656	83,335

Total
Wells connected during period	146	121
Total wells connected	4,799	4,065
Throughput, bcf per day	2.226	1.584
Approximate miles of pipe at end of period	3,511	2,890
Gas compression (horsepower) at end of period	271,886	219,900

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)

	Nine Months Ended September 30,
	2011	2010

Barnett Shale
Wells connected during period	267	206
Total wells connected	2,102	1,771
Throughput, bcf per day	1.030	1.023
Approximate miles of pipe at end of period	855	700
Gas compression (horsepower) at end of period	156,260	136,565

Haynesville Shale
Wells connected during period	49	–-
Total wells connected	213	–-
Throughput, bcf per day	0.545	–-
Approximate miles of pipe at end of period	254	–-
Gas compression (horsepower) at end of period	21,970	–-

Mid-Continent
Wells connected during period	128	95
Total wells connected	2,484	2,294
Throughput, bcf per day	0.553	0.557
Approximate miles of pipe at end of period	2,402	2,190
Gas compression (horsepower) at end of period	93,656	83,335

Total
Wells connected during period	444	301
Total wells connected	4,799	4,065
Throughput, bcf per day	2.128	1.580
Approximate miles of pipe at end of period	3,511	2,890
Gas compression (horsepower) at end of period	271,886	219,900